Exhibit 99.1

NEWS RELEASE          ______________________________________________________________________________________________________
For Release:        Immediately
Contact:         Frank H. Boykin, Chief Financial Officer (706) 624-2695

MOHAWK INDUSTRIES, INC. ANNOUNCES THIRD QUARTER EARNINGS

Record Adjusted EPS; 21% Increase Over PY
Adjusted Operating Income Up 110 bps

Calhoun, Georgia, October 30, 2014 - Mohawk Industries, Inc. (NYSE:MHK) today announced 2014 third quarter net earnings of $151 million and diluted earnings per share (EPS) of $2.06. Excluding unusual charges, net earnings were $179 million and EPS was $2.44, a 21% increase over last year’s third quarter adjusted EPS and the highest quarterly adjusted EPS in the company’s history. Net sales for the third quarter of 2014 were $1.99 billion, an increase of 1.5% versus the prior year’s third quarter or approximately 2% on a constant exchange basis. For the third quarter of 2013, net sales were $1.96 billion, net earnings were $119 million and EPS was $1.63; excluding unusual charges, net earnings were $147 million and EPS was $2.02.

For the nine months ending September 27, 2014, net sales were $5.9 billion, an increase of 8% versus the prior year. Net earnings and EPS for the nine-month period were $385 million and $5.25, respectively. Net earnings excluding unusual charges were $431 million and adjusted EPS was $5.88, an increase of 24% over the nine-month adjusted EPS results in 2013. For the nine months ending September 28, 2013, net sales were $5.4 billion, net earnings were $254 million and EPS was $3.53; excluding unusual charges, net earnings and EPS were $342 million and $4.76.

Commenting on Mohawk Industries’ third quarter performance, Jeffrey S. Lorberbaum, Chairman and CEO, stated, “During the period, we significantly increased our adjusted operating income by 12% compared to last year through productivity enhancements, cost containment and acquisition synergies. Ongoing initiatives to control our expenses and increase our productivity yielded our highest operating margins in 8 years. We delivered good results this period, even in an environment with sluggish demand, due to our market diversification and strong execution. We will continue investing into our business to support future growth and profitability. The $550 million in capital investments we will make this year are increasing our productivity, allowing us to further differentiate our products and improve our margins.”

Carpet segment net sales for the quarter were $779 million, up 1% over last year. Adjusted operating income for the segment rose approximately 20% over the prior year and the margin was up 170 basis points as a result of investments in new technology, increased productivity, cost reductions and improved quality. During the period, Mohawk’s participation in the more value-oriented polyester category increased due to the company’s proprietary Continuum fiber process that delivers superior post-consumer recycled carpet with outstanding stain and soil resistance as well as greater softness. Mohawk’s position in modular tile continues to grow and is enhanced by the introduction of new 12-by-36-inch plank carpet tiles that can be utilized to create stylish new designs for public spaces. The price increase on certain products announced in April was fully executed at the beginning of the quarter and helped to offset increased raw material prices and freight costs. To offset escalating transportation costs, an additional freight increase was implemented in July.

Ceramic segment net sales for the quarter were $780 million, up 2% over last year as reported or 3% at a constant exchange rate. The segment’s adjusted operating income grew 16% over the prior year due to increased productivity, better quality and improved pricing and mix. In the U.S., the integration of Marazzi into the company’s U.S. ceramic operations is substantially complete. Site work has begun for the new ceramic plant in Tennessee, which will make higher value technical porcelain products that the company historically has imported. To recoup higher freight and raw material costs, a price increase was announced for implementation in January. In Mexico, new larger sizes, planks and market-leading designs should fuel further sales growth and improve mix, margins and average selling price. In Russia, sales grew on a local basis as enhancements in design, value and service helped capture increased share in a slowing ceramic market. In Europe, sales were essentially flat, although margins grew due to reduced costs and improved mix as new higher value products replaced older ones.

Laminate and Wood segment net sales for the quarter were $463 million, up approximately 3% over last year as reported and at a constant exchange rate. Adjusted operating margin for the segment was 11.6% due to lower sales in laminate, higher costs in new products and equipment start-ups offset by acquisitions and productivity improvements. In the U.S., new residential construction strengthened wood flooring sales, although market pricing did not keep pace with higher material costs. The segment’s U.S. manufacturing facilities are aggressively implementing productivity improvements and cost reductions. In Europe, the Pergo product revision has upgraded the styling and performance of the brand, and the new Quick-Step laminate collection is being well received as a result of its luxurious appearance and distinctive texture. The segment’s insulation business continued to grow with operational and formula improvements offsetting pricing pressures. The segment’s European board business delivered top line growth due to a broad product offering and increased margins from productivity improvements and higher material yields.

Lorberbaum said, “We anticipate that growth in the U.S. economy and the flooring category will remain unchanged during the fourth quarter with residential remaining slow as commercial grows. Overall we expect improvement in our sales and operating margins compared to last year. However, due to the strengthening U.S. dollar, we anticipate foreign currency translation will reduce sales and profits as reported. Our performance will benefit from new products, productivity improvements, synergies from our acquisitions and cost containment initiatives. We remain confident in our ability to execute our business strategy within the prevailing economic conditions. With these factors, our guidance for fourth quarter earnings is $2.18 to $2.27 per share, excluding any restructuring charges. We foresee upside for the U.S. flooring industry over the medium to long term. The forecast for new home construction in the U.S. is for robust growth for the next several years, and we believe that stronger employment numbers and improving consumer confidence will result in increased home remodeling.”

ABOUT MOHAWK INDUSTRIES
Mohawk Industries is the leading global flooring manufacturer that creates products to enhance residential and commercial spaces around the world. Mohawk’s vertically integrated manufacturing and distribution processes provide competitive advantages in the production of carpet, rugs, ceramic tile, laminate, wood, stone and vinyl flooring. Our industry-leading innovation has yielded products and technologies that differentiate our brands in the marketplace and satisfy all remodeling and new construction requirements. Our brands are among the most recognized in the industry and include

American Olean, Bigelow, Daltile, Durkan, Karastan, Lees, Marazzi, Kerama Marazzi, Mohawk, Pergo, Unilin and Quick-Step. During the past decade, Mohawk has transformed its business from an American carpet manufacturer into the world’s largest flooring company with operations in Australia, Brazil, Canada, China, Europe, India, Malaysia, Mexico, Russia and the United States.

Certain of the statements in the immediately preceding paragraphs, particularly anticipating future performance, business prospects, growth and operating strategies and similar matters and those that include the words “could,” “should,” “believes,” “anticipates,” “expects,” and “estimates,” or similar expressions constitute “forward-looking statements.” For those statements, Mohawk claims the protection of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995. There can be no assurance that the forward-looking statements will be accurate because they are based on many assumptions, which involve risks and uncertainties. The following important factors could cause future results to differ: changes in economic or industry conditions; competition; inflation in raw material prices and other input costs; energy costs and supply; timing and level of capital expenditures; timing and implementation of price increases for the Company’s products; impairment charges; integration of acquisitions; international operations; introduction of new products; rationalization of operations; tax, product and other claims; litigation; and other risks identified in Mohawk’s SEC reports and public announcements.

Conference call Friday, October 31, 2014 at 11:00 AM Eastern Time
The telephone number is 1-800-603-9255 for US/Canada and 1-706-634-2294 for International/Local. Conference ID # 10924357. A replay will be available until Friday November 14, 2014 by dialing 855-859-2056 for US/local calls and 404-537-3406 for International/Local calls and entering Conference ID # 10924357.

MOHAWK INDUSTRIES, INC. AND SUBSIDIARIES

Consolidated Statement of Operations	Three Months Ended		Nine Months Ended
(Amounts in thousands, except per share data)	September 27, 2014	September 28, 2013	September 27, 2014	September 28, 2013

Net sales	$1,990,658	1,961,536	5,852,000	5,424,650
Cost of sales	1,434,236	1,444,646	4,239,411	4,016,638
Gross profit	556,422	516,890	1,612,589	1,408,012
Selling, general and administrative expenses	342,729	340,987	1,045,913	1,012,069
Operating income	213,693	175,903	566,676	395,943
Interest expense	34,786	25,630	77,584	70,098
Other (income) expense, net	(2,374)	1,168	961	6,458
Earnings from continuing operations before income taxes	181,281	149,105	488,131	319,387
Income tax expense	30,021	28,993	102,957	62,965
Earnings from continuing operations	151,260	120,112	385,174	256,422
Loss from discontinued operations, net of income tax benefit of $297 and $782, respectively	—	(553)	—	(1,914)
Net earnings including noncontrolling interest	151,260	119,559	385,174	254,508
Net earnings (loss) attributable to noncontrolling interest	(6)	491	77	373
Net earnings attributable to Mohawk Industries, Inc.	$151,266	119,068	385,097	254,135

Basic earnings per share attributable to Mohawk Industries, Inc.
Income from continuing operations	$2.08	1.65	5.29	3.59
Loss from discontinued operations, net of income taxes	—	(0.01)	—	(0.03)
Basic earnings per share attributable to Mohawk Industries, Inc.	$2.08	1.64	5.29	3.56
Weighted-average common shares outstanding - basic	72,864	72,575	72,814	71,467

Diluted earnings per share attributable to Mohawk Industries, Inc.
Income from continuing operations	$2.06	1.64	5.25	3.56
Loss from discontinued operations, net of income taxes	—	(0.01)	—	(0.03)
Diluted earnings per share attributable to Mohawk Industries, Inc.	$2.06	1.63	5.25	3.53
Weighted-average common shares outstanding - diluted	73,376	73,087	73,332	71,975

Other Financial Information
(Amounts in thousands)
Net cash provided by operating activities	$225,549	213,059	323,423	326,973
Depreciation and amortization	$85,167	81,550	249,905	222,542
Capital expenditures	$141,883	109,426	391,580	255,523

Consolidated Balance Sheet Data
(Amounts in thousands)
			September 27, 2014	September 28, 2013
ASSETS
Current assets:
Cash and cash equivalents			$105,569	63,580
Receivables, net			1,209,557	1,154,368
Inventories			1,640,487	1,612,696
Prepaid expenses and other current assets			275,981	221,767
Deferred income taxes			137,220	136,052
Total current assets			3,368,814	3,188,463
Property, plant and equipment, net			2,772,722	2,683,984
Goodwill			1,668,520	1,713,883
Intangible assets, net			746,304	811,116
Deferred income taxes and other non-current assets			145,100	166,711
Total assets			$8,701,460	8,564,157
LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Current portion of long-term debt and commercial paper			$583,495	89,031
Accounts payable and accrued expenses			1,247,862	1,296,192
Total current liabilities			1,831,357	1,385,223
Long-term debt, less current portion			1,806,821	2,257,391
Deferred income taxes and other long-term liabilities			486,764	587,910
Total liabilities			4,124,942	4,230,524
Total stockholders' equity			4,576,518	4,333,633
Total liabilities and stockholders' equity			$8,701,460	8,564,157

Segment Information	Three Months Ended		As of and for the Nine Months Ended
(Amounts in thousands)	September 27, 2014	September 28, 2013	September 27, 2014	September 28, 2013

Net sales:
Carpet	$778,849	772,751	2,234,083	2,238,953
Ceramic	779,842	767,005	2,271,660	1,939,054
Laminate and Wood	462,574	450,723	1,431,839	1,326,178
Intersegment sales	(30,607)	(28,943)	(85,582)	(79,535)
Consolidated net sales	$1,990,658	1,961,536	5,852,000	5,424,650

Operating income (loss):
Carpet	$74,082	68,836	171,179	148,936
Ceramic	101,254	75,908	268,320	152,188
Laminate and Wood	44,768	39,020	149,730	119,075
Corporate and eliminations	(6,411)	(7,861)	(22,553)	(24,256)
Consolidated operating income	$213,693	175,903	566,676	395,943

Assets:
Carpet			$2,016,109	1,830,869
Ceramic			3,788,164	3,820,002
Laminate and Wood			2,672,599	2,721,707
Corporate and eliminations			224,588	191,579
Consolidated assets			$8,701,460	8,564,157

Reconciliation of Net Earnings Attributable to Mohawk Industries, Inc. to Adjusted Net Earnings Attributable to Mohawk Industries, Inc. and Adjusted Diluted Earnings Per Share Attributable to Mohawk Industries, Inc.

(Amounts in thousands, except per share data)
	Three Months Ended		Nine Months Ended
	September 27, 2014	September 28, 2013	September 27, 2014	September 28, 2013
Net earnings attributable to Mohawk Industries, Inc.	$151,266	119,068	385,097	254,135
Adjustments to net earnings:
Restructuring, acquisition and integration-related costs	14,013	24,431	36,907	75,608
Acquisition purchase accounting (inventory step-up)	—	12,297	—	31,041
Discontinued operations	—	851	—	2,696
Deferred loan cost	1,080	490	1,080	490
Legal Reserve	10,000	—	10,000	—
Bond Redemption	15,450	—	15,450	—
Interest on 3.85% senior notes	—	—	—	3,559
Income taxes	(12,792)	(9,772)	(17,412)	(25,220)
Adjusted net earnings attributable to Mohawk Industries, Inc.	$179,017	147,365	431,122	342,309

Adjusted diluted earnings per share attributable to Mohawk Industries, Inc.	$2.44	2.02	5.88	4.76
Weighted-average common shares outstanding - diluted	73,376	73,087	73,332	71,975

Reconciliation of Net Sales to Net Sales on a Constant Exchange Rate
(Amounts in thousands)
	Three Months Ended		Nine Months Ended
	September 27, 2014	September 28, 2013	September 27, 2014	September 28, 2013
Net sales	$1,990,658	1,961,536	5,852,000	5,424,650
Adjustment to net sales on a constant exchange rate	8,517	—	(16,100)	—
Net sales on a constant exchange rate	$1,999,175	1,961,536	5,835,900	5,424,650

Reconciliation of Net Sales to Pro Forma Net Sales on a Constant Exchange Rate
(Amounts in thousands)
	Nine Months Ended
	September 27, 2014	September 28, 2013
Net sales	$5,852,000	5,424,650
2013 Acquisitions	—	333,994
Adjustment to net sales on a constant exchange rate	(16,100)	—
Pro forma net sales on a constant exchange rate	$5,835,900	5,758,644

Reconciliation of Segment Net Sales to Segment Net Sales on a Constant Exchange Rate
(Amounts in thousands)
	Ceramic		Laminate and Wood
	Three Months Ended		Three Months Ended
	September 27, 2014	September 28, 2013	September 27, 2014	September 28, 2013
Net sales	$779,842	767,005	462,574	450,723
Adjustment to segment net sales on a constant exchange rate	9,098	—	(581)	—
Segment net sales on a constant exchange rate	$788,940	767,005	461,993	450,723

Reconciliation of Gross Profit to Adjusted Gross Profit
(Amounts in thousands)
	Three Months Ended
	September 27, 2014	September 28, 2013
Gross profit	$556,422	516,890
Adjustments to gross profit:
Restructuring and integration-related costs	7,261	14,699
Acquisition purchase accounting (inventory step-up)	—	12,297
Adjusted gross profit	$563,683	543,886
Adjusted gross profit as a percent of net sales	28.3%	27.7%

Reconciliation of Selling, General and Administrative Expenses to Adjusted Selling, General and Administrative Expenses
(Amounts in thousands)
	Three Months Ended
	September 27, 2014	September 28, 2013
Selling, general and administrative expenses	$342,729	340,987
Adjustments to selling, general and administrative expenses:
Restructuring, acquisition and integration-related costs	(6,752)	(9,712)
Legal reserve	(10,000)	—
Adjusted selling, general and administrative expenses	$325,977	331,275
Adjusted selling, general and administrative expenses as a percent of net sales	16.4%	16.9%

Reconciliation of Operating Income to Adjusted Operating Income
(Amounts in thousands)
	Three Months Ended		Nine Months Ended
	September 27, 2014	September 28, 2013	September 27, 2014	September 28, 2013
Operating income	$213,693	175,903	566,676	395,943
Adjustments to operating income:
Restructuring, acquisition and integration-related costs	14,013	24,411	36,907	75,588
Legal reserve	10,000	—	10,000	—
Acquisition purchase accounting (inventory step-up)	—	12,297	—	31,041
Adjusted operating income	$237,706	212,611	613,583	502,572
Adjusted operating margin as a percent of net sales	11.9%	10.8%	10.5%	9.3%

Reconciliation of Segment Operating Income to Adjusted Operating Income
(Amounts in thousands)
	Carpet		Ceramic		Laminate and Wood
	Three Months Ended		Three Months Ended		Three Months Ended
	September 27, 2014	September 28, 2013	September 27, 2014	September 28, 2013	September 27, 2014	September 28, 2013
Operating income	$74,082	68,836	101,254	75,908	44,768	39,020
Adjustments to operating income:
Restructuring, acquisition and integration-related costs	—	1,570	4,248	3,070	9,015	19,246
Legal reserve	10,000	—	—	—	—	—
Acquisitions purchase accounting (inventory step-up)	—	—	—	12,297	—	—
Adjusted operating income	$84,082	70,406	105,502	91,275	53,783	58,266
Adjusted operating margin as a percent of net sales	10.8%	9.1%	13.5%	11.9%	11.6%	12.9%

Reconciliation of Total Debt to Net Debt
(Amounts in thousands)
September 27, 2014
Current portion of long-term debt and commercial paper	$583,495
Long-term debt, less current portion	1,806,821
Less: Cash and cash equivalents	105,569
Net Debt	$2,284,747

Reconciliation of Operating Income to Adjusted EBITDA
(Amounts in thousands)
	Three Months Ended				Trailing Twelve Months Ended
	December 31, 2013	March 29, 2014	June 28, 2014	September 27, 2014	September 27, 2014
Operating income	$150,988	130,735	222,248	213,693	717,664
Other (expense) income	(2,656)	(4,890)	1,555	2,374	(3,617)
Net (earnings) loss attributable to noncontrolling interest	(132)	28	(111)	6	(209)
Depreciation and amortization	86,329	80,984	83,754	85,167	336,234
EBITDA	234,529	206,857	307,446	301,240	1,050,072
Restructuring, acquisition and integration-related costs	37,812	11,725	11,169	14,013	74,719
Legal reserve	—	—	—	10,000	10,000
Adjusted EBITDA	$272,341	218,582	318,615	325,253	1,134,791

Net Debt to Adjusted EBITDA					2.0

Reconciliation of Earnings from Continuing Operations Before Income Taxes to Adjusted Earnings from Continuing Operations Before Income Taxes
(Amounts in thousands)
	Three Months Ended
	September 27, 2014	September 28, 2013
Earnings from continuing operations before income taxes	$181,281	149,105
Adjustments to earnings from continuing operations before income taxes:
Restructuring, acquisition and integration-related costs	14,013	24,431
Acquisition purchase accounting (inventory step-up)	—	12,297
Legal reserve	10,000	—
Bond redemption	15,450	—
Deferred loan cost	1,080	490
Adjusted earnings from continuing operations before income taxes	$221,824	186,323

Reconciliation of Income Tax Expense to Adjusted Income Tax Expense
(Amounts in thousands)
	Three Months Ended
	September 27, 2014	September 28, 2013
Income tax expense	$30,021	28,993
Income tax effect of adjusting items	12,792	9,475
Adjusted income tax expense	$42,813	38,468

Adjusted income tax rate	19%	21%

The Company believes it is useful for itself and investors to review, as applicable, both GAAP and the above non-GAAP measures in order to assess the performance of the Company's business for the planning and forecasting in subsequent periods.  In particular, the Company believes excluding the impact of restructuring, acquisition and integration-related costs is useful because it allows investors to evaluate our performance for different periods on a more comparable basis.